UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2026

RYTHM, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Hicks Road, Suite 210
Rolling Meadows, IL	60068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 420-0020

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RYM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On October 13, 2026, VCP IP Holdings, LLC (“VCP”), a wholly owned subsidiary of RYTHM, Inc. (the “Company”), and GTI Core, LLC (“GTI Core”), an indirect wholly owned subsidiary of Green Thumb Industries Inc. (“Green Thumb”), entered into an amendment (the “Amendment”) to their existing Trademark and Recipe License Agreement dated August 27, 2025 (as previously amended, the “August 2025 License Agreement”). The Amendment adds the Company’s Señorita brand to the intellectual property licensed to GTI Core.

The Amendment was entered into in light of upcoming changes to federal law governing hemp-derived THC products. Under the Amendment, if and to the extent the Company and its affiliates are or become legally permitted, consistent with applicable Nasdaq listing standards, to commercialize the Señorita brand outside state-regulated dispensary channels, the Company and its affiliates will have the exclusive right to do so, and GTI Core’s rights will be limited to state-regulated dispensary channels. As consideration for the additional license rights, the base licensing fees under the August 2025 License Agreement increased by $250,000 per year, subject to adjustment as provided in that agreement. All other terms of the August 2025 License Agreement remain unchanged.

As previously reported, under the August 2025 License Agreement, which was also amended on March 31, 2026, VCP granted GTI Core a license to use certain intellectual property related to certain brands, including RYTHM, Beboe, Dogwalkers, Doctor Solomon’s, &Shine, and Good Green, in connection with GTI Core’s existing businesses. Green Thumb is an indirect owner of approximately 32% of the Company’s outstanding common stock and has the right (through one or more of its subsidiaries) to acquire additional shares that could increase its beneficial ownership to approximately 90%. Benjamin Kovler, Chairman and Chief Executive Officer of Green Thumb, serves as Chairman and Interim Chief Executive Officer of the Company, and Company director Armon Vakili serves as Green Thumb’s Vice President of Strategic Partners and Initiatives.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Trademark and Recipe License Agreement, dated October 13, 2026, by and between VCP IP Holdings, LLC and GTI Core, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYTHM, INC.

Date: October 16, 2026	By:	/s/ Brad Asher
Brad Asher
Chief Financial Officer

3